As filed with the Securities and Exchange Commission on October 19, 2010

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

NetSpend Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	20-2306550
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

701 Brazos Street, Suite 1300

Austin, Texas 78701-2582

(Address, including zip code, of registrant’s principal executive offices)

Amended and Restated NetSpend Holdings, Inc. 2004 Equity Incentive Plan

(Full title of the plan)

Christopher T. Brown

General Counsel

NetSpend Holdings, Inc.

701 Brazos Street, Suite 1300

Austin, Texas 78701-2582

(512) 532-8200

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Michael L. Bengtson

William D. Howell

Baker Botts L.L.P.

98 San Jacinto Blvd., Suite 1500

Austin, Texas 78701-4040

(512) 322-2500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, $0.001 par value	14,506,183 shares	$11.00	$159,568,013	$11,378

(1)   Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), the number of shares of Common Stock registered hereunder includes such indeterminate number of additional shares of the Registrant’s Common Stock as may be offered or issued under the plan to prevent dilution resulting from stock splits, stock dividends and similar transactions.

(2)   Estimated pursuant to Rule 457(h) under the Securities Act solely for the purpose of computing the registration fee and based upon the offering price for the Registrant’s initial public offering pursuant to its Registration Statement on Form S-1 (Registration No. 333-168127).

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Note: The document(s) containing the information concerning the Amended and Restated NetSpend Holdings, Inc. 2004 Equity Incentive Plan required by Item 1 of Form S-8 and the statement of availability of registrant information, plan information and other information required by Item 2 of Form S-8 will be sent or given to employees as specified by Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”).  In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.  The registrant will maintain a file of such documents in accordance with the provisions of Rule 428.  Upon request, the registrant will furnish to the Commission or its staff a copy of any or all of the documents included in such file.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.                                 Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:

(a)                                 the Registrant’s prospectus filed on October 19, 2010 pursuant to Rule 424(b) under the Securities Act relating to the registration statement on Form S-1, as amended (File No. 333-168127) (the “Form S-1”); and

(b)                                 the description of the Registrant’s common stock contained in the Registrant’s registration statement on Form 8-A (Registration No. 001-34915) filed on October 18, 2010 under Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

In addition, all documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated in this Registration Statement by reference and to be a part hereof from the date of filing of such documents.

Any statement contained in this Registration Statement, in an amendment hereto or in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed amendment or supplement to this Registration Statement or in any document that is incorporated by reference herein modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.  Nothing in this Registration Statement shall be deemed to incorporate information furnished by us but not filed with the Commission pursuant to Items 2.02, 7.01 or 9.01 of Form 8-K.

Item 4.                                 Description of Securities.

Not Applicable.

Item 5.                                 Interests of Named Experts and Counsel.

Not Applicable.

Item 6.                                 Indemnification of Directors and Officers.

Delaware law permits a corporation to adopt a provision in its certificate of incorporation eliminating or limiting the personal liability of a director, but not an officer in his or her capacity as such, to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except that such provision shall not eliminate or limit the liability of a director for (1) any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) liability under section 174 of the General Corporation Law of the State of Delaware (the “DGCL”) for unlawful payment of dividends or stock purchases or redemptions or (4) any transaction from which the director derived an improper personal benefit.  The Registrant’s certificate of incorporation provides that, to the fullest extent of Delaware law, none of the Registrant’s directors will be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director.

Under Delaware law, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any type of proceeding, other than an action by or in the right of the corporation, because he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other entity, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such proceeding if: (1) he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and (2) with respect to any criminal proceeding, he or she had no reasonable cause to believe that his or her conduct was unlawful. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit brought by or in the right of the corporation because he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other entity, against expenses, including attorneys’ fees, actually and reasonably incurred in connection with such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made if the person is found liable to the corporation unless, in such a case, the court determines the person is nonetheless entitled to indemnification for such expenses. A corporation must also indemnify a present or former director or officer who has been successful on the merits or otherwise in defense of any proceeding, or in defense of any claim, issue or matter therein, against expenses, including attorneys’ fees, actually and reasonably incurred by him or her. Expenses, including attorneys’ fees, incurred by a director or officer, or any employees or agents as deemed appropriate by the board of directors, in defending civil or criminal proceedings may be paid by the corporation in advance of the final disposition of such proceedings upon receipt of an undertaking by or on behalf of such director, officer, employee or agent to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation. The Delaware law regarding indemnification and the advancement of expenses is not exclusive of any other rights a person may be entitled to under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

Under the DGCL, the termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that a person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal proceeding, had reasonable cause to believe that his or her conduct was unlawful.

The Registrant’s certificate of incorporation and bylaws authorize indemnification of any person entitled to indemnity under law to the full extent permitted by law.

Delaware law also provides that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other entity, against any liability asserted against and incurred by such person, whether or not the corporation would have the power to indemnify such person against such liability. The Registrant maintains, at its expense, an insurance policy that insures its officers and directors, subject to customary exclusions and deductions, against specified liabilities that may be incurred in those capacities. In addition, the Registrant has entered into indemnification agreements with each of its directors that provide that it will indemnify the indemnitee against, and advance certain expenses relating to, liabilities incurred in the performance of such indemnitee’s duties on the Registrant’s behalf to the fullest extent permitted under Delaware law and the Registrant’s bylaws.

Please read “Item 9. Undertakings” for a description of the Commission’s position regarding such indemnification provisions.

Item 7.                                 Exemption From Registration Claimed.

Not Applicable.

Item 8.                                 Exhibits.

Exhibit Number		Document

4.1	*

Form of Third Amended and Restated Certificate of Incorporation, to be effective upon completion of the Registrant’s initial public offering of its common stock (incorporated by reference herein to Exhibit 3.1 of the Form S-1).

4.2	*	Form of Amended and Restated Bylaws, to be effective upon completion of the Registrant’s initial public offering of its common stock (incorporated by reference herein to Exhibit 3.2 of the Form S-1).
4.3	*	Amended and Restated NetSpend Holdings, Inc. 2004 Equity Incentive Plan (incorporated by reference herein to Exhibit 10.13 of the Form S-1).
5.1		Opinion of Baker Botts L.L.P.
23.1		Consent of Baker Botts L.L.P. (included in Exhibit 5.1).
23.2		Consent of KPMG LLP.
23.3		Consent of Grant Thornton LLP.

* Incorporated by reference to the filing indicated.

Item 9.                                 Undertakings.

(a)                     The undersigned registrant hereby undertakes:

(1)              To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)                  To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)               To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)            To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

Provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)              That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)              To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on October 18, 2010.

NETSPEND HOLDINGS, INC.

By:	/s/ Daniel R. Henry
Daniel R. Henry
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Christopher T. Brown his true and lawful attorney-in-fact and agent, each with the power of substitution and resubstitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8 (and all further amendments, including post-effective amendments thereto), and to file the same, with accompanying exhibits and other related documents, with the Securities and Exchange Commission, and ratify and confirm all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue of said appointment.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Name	Title	Date

/s/ Daniel R. Henry	Chief Executive Officer and Director	October 18, 2010
Daniel R. Henry	(Principal Executive Officer)

/s/ George W. Gresham	Chief Financial Officer (Principal	October 18, 2010
George W. Gresham	Accounting and Financial Officer)

/s/ Ann H. Lamont	Director	October 18, 2010
Ann H. Lamont

/s/ Daniel M. Schley	Director	October 18, 2010
Daniel M. Schley

/s/ Thomas McCullough	Director	October 18, 2010
Thomas McCullough

/s/ Francisco Rodriguez	Director	October 18, 2010
Francisco Rodriguez

/s/ Alexander R. Castaldi	Director	October 18, 2010
Alexander R. Castaldi

/s/ Andrew Adams	Director	October 18, 2010
Andrew Adams

INDEX TO EXHIBITS

Exhibit Number		Document

4.1	*

Form of Third Amended and Restated Certificate of Incorporation, to be effective upon completion of the Registrant’s initial public offering of its common stock (incorporated by reference herein to Exhibit 3.1 of the Form S-1).

4.2	*	Form of Amended and Restated Bylaws, to be effective upon completion of the Registrant’s initial public offering of its common stock (incorporated by reference herein to Exhibit 3.2 of the Form S-1).
4.3	*	Amended and Restated NetSpend Holdings, Inc. 2004 Equity Incentive Plan (incorporated by reference herein to Exhibit 10.13 of the Form S-1).
5.1		Opinion of Baker Botts L.L.P.
23.1		Consent of Baker Botts L.L.P. (included in Exhibit 5.1).
23.2		Consent of KPMG LLP.
23.3		Consent of Grant Thornton LLP.

* Incorporated by reference to the filing indicated.